Exhibit 10.1

OMNIBUS AMENDMENT

This Omnibus Amendment (this “Amendment”) is entered into as of February 18, 2025 by and between ARMLOGI HOLDING CORP., a Nevada corporation (the “Company”), and YA II PN, LTD., a Cayman Islands exempt limited company (the “Lender”) (together the “Parties” and each a “Party”), with reference to (1) that certain Standby Equity Purchase Agreement, dated as of November 25, 2024, by and between the Lender and the Company (the “SEPA”), and (2) that certain Registration Rights Agreement, dated November 25, 2024, by and between the Company and the Lender (the “RRA”). Collectively, the SEPA, the RRA and all other instruments, agreements or other items executed or delivered in connection with either of the foregoing are referred to as the “Financing Documents.” Undefined terms herein have the same definitions set forth in the SEPA.

By this Amendment, the Company and Lender have agreed to amend the Financing Documents on the following terms:

1. Third Tranche of Pre-Paid Advance. The Lender and the Company hereby agree to reduce the amount of the third tranche of the Pre-Paid Advance from $11,000,000 to $5,500,000. No additional amounts shall be due to or borrowable by the Company following the date of this Amendment.

2. Effectiveness Deadline. The Lender and the Company hereby agree to extend the Effectiveness Deadline (as defined in the RRA) to March 31, 2025.

3. Effect; Continuing Validity. The Financing Documents are amended to the extent necessary to give effect to this Amendment, and the terms of this Amendment shall supersede any contrary terms in Financing Documents. Except as specifically set forth herein, the terms and conditions of the Financing Documents and the Transaction Documents shall remain unmodified, in full force and effect, and are hereby ratified by the Lender and the Company in all respects. The Company acknowledges and agrees that, except as otherwise expressly provided in this Amendment, all terms, conditions and provisions of the Financing Documents and the Transaction Documents shall continue in full force and effect and remain unaffected and unchanged. This Amendment in no way acts as a release or relinquishment of, and in no way affects, the liens, security interests and rights created by or arising under the Financing Documents or the Transaction Documents, or the priority thereof. Such liens, security interests and rights are hereby ratified, confirmed, renewed and extended in all respects. The Financing Documents, the Transaction Documents, and all rights, remedies, titles, liens and equities securing the Financing Documents or the Transaction Documents as hereby modified and the indebtedness represented thereby are hereby recognized, renewed, extended and continued in full force and effect for the benefit of the Lender and the indebtedness evidenced thereby.

4. Not a Novation. This Amendment is a modification only and not a novation. This Amendment shall not release or affect the liability of the Company, any guarantor, surety or endorser of the Financing Documents or the Transaction Documents or release any owner of collateral securing the Financing Documents or the Transaction Documents, if any. The validity, priority and enforceability of the Financing Documents and the Transaction Documents shall not be impaired hereby.

5. This Amendment One of the Transaction Documents. From and after the date hereof, this Amendment is and shall be deemed a Transaction Document. An event of default under this Amendment shall constitute an Event of Default under the Promissory Notes.

6. Release. In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby fully and unconditionally releases and forever discharges the Lender and its affiliates and their respective officers, directors, employees, agents, legal representatives, successors, and assigns (the “Released Parties”), from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, in law or equity, which against the Released Parties, the Company ever had, now has, or hereafter can, shall, or may have, for, upon, or by reason of any matter, cause, or thing whatsoever up to the date of this Amendment. This release shall be binding upon and inure to the benefit of the parties hereto and their respective administrators, legal representatives, successors, and assigns.

7. Reserved.

8. Miscellaneous. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule therein. This Amendment may be executed in counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment electronically shall be equally as effective as delivery of a manually executed counterpart of this Amendment. No waiver of any provision of this Amendment shall be effective or enforceable unless made in writing signed by the party waiving any right or privilege hereunder.

IN WITNESS WHEREOF, the Company and the Lender have caused this Omnibus Amendment to be duly executed by a duly authorized representative as of the date first written above.

COMPANY:

ARMLOGI HOLDING CORP.

By:	/s/ Aidy Chou
Name:	Aidy Chou
Title:	Chief Executive Officer

LENDER:
YA II PN, LTD.

By: Yorkville Advisors Global, LP Its: Investment Manger

By: Yorkville Advisors Global II, LLC Its: General Partner

By:	/s/ Matthew Beckman
Name:	Matthew Beckman
Title:	Manager

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